UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 23, 2009

MONUMENT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	033-15528	84-1028449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNo.)

2050 South Oneida Street, Suite 106
Denver, Colorado		80224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 692-9468

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On November 18, 2009, the Registrant’s Board of Directors unanimously adopted a resolution to terminate the registration of its common stock under the Securities Exchange Act of 1934 which will result in the delisting of its common stock for quotations on the Over the Counter Bulletin Board (OTCBB).  The Registrant expects to file a form with the Securities and Exchange Commission suspending its SEC reporting obligations effective December 28, 2009.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

99.1
Press Release dated November 23, 2009; stating that on November 18, 2009, the Registrant’s Board of Directors unanimously adopted a resolution to terminate the registration of the Registrant's common stock under the Securities Exchange Act of 1934 which will result in the delisting of its common stock for quotations on the Over the Counter Bulletin Board (OTCBB).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONUMENT RESOURCES, INC.

Date: November 23, 2009	By:	/s/ A.G. Foust
A.G. Foust, President

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press Release dated November 23, 2009; stating that on November 18, 2009, the Registrant’s Board of Directors unanimously adopted a resolution to terminate the registration of the Registrant's common stock under the Securities Exchange Act of 1934 which will result in the delisting of its common stock for quotations on the Over the Counter Bulletin Board (OTCBB).